Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-10 of Shopify Inc. of our report dated February 16, 2016 relating to the consolidated financial statements of Shopify Inc., which appears in Shopify Inc.’s Annual Report on Form 20-F for the year ended December 31, 2015.

Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Ontario, Canada

August 5, 2016